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                                                                  EXHIBIT 10.95

                                   AMENDMENT


Amendment to Consulting Agreement dated March 20, 1995, by and between RPF, Inc., a Pennsylvania Corporation ("Contractor"), and Dart Group Corporation, a Delaware Corporation.

                                  Witnesseth:

WHEREAS, Dart Group Corporation, and Contractor entered into a Consulting Agreement dated October 1, 1994 ("the "Agreement"), wherein the Contractor supplied the services of Robert A. Marmon ("Marmon") to serve as the (i) Chief Financial Officer for Dart Group Corporation, and all its subsidiary corporations (excluding Shoppers Food Warehouse Corporation) (ii) Chief Financial Officer for Crown Books Corporation, and its subsidiary corporations, and (iii) Principal Financial Officer for Trak Auto Corporation, and its subsidiary corporations, (Crown Books Corporation, Trak Auto Corporation, and Dart Group Corporation, and their subsidiary corporations, excluding Shoppers Food Warehouse Corporation, are collectively referred to as "Dart" or the "Companies"), and to perform related services as may be assigned by Dart from time to time.

WHEREAS, the term of the Consulting Agreement is currently set to expire April 30, 1995.

WHEREAS, at a Special Meeting of the Board of Directors of Dart Group Corporation held on March 7, 1995, the Executive Committee of Dart Group Corporation wa authorized by resolution to enter into negotiations and to consummate an agreement with Robert A. Marmon to extend his services on a month to month basis pending the identification and hiring of a permanent Chief Financial Officer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parities conclusively acknowledge, the parties hereto, intending to be legally bound, agree as follows:

EMPLOYMENT

1. Article 1 (b) of the Agreement is deleted in its entirety and replaced by the following:

      "Unless the Term expires earlier pursuant to Section 4 of the Agreement, the Term of this Agreement shall be extended past april 30, 1995, on a month to month basis. Should Dart, at any time after April 30, 1995, desire to terminate this Agreement, it shall give to Contractor at least thirty (30) days written notice of termination. Should Contractor, at any time after April 30, 1995, desire to terminate this Agreement, it shall give to Dart at least sixty (60) days written notice of termination."

2. Article 1(d) of the agreement shall be modified to reflect that Marmon shall have the right to perform services for other clients up to a maximum of three (3) days per month on a non-cumulative basis.

3. Marmon has advised Dart that he intends to take a vacation during a portion of the summer of 1995. During Marmon's vacation, he shall receive no compensation, provided, however, should Marmon be required by Dart to work on
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Dart matters during his vacation, he will be reimbursed at the hourly rate of
$281.25. If travel is required during the vacation time to perform services required by Dart, the hourly billing rate will commence when Marmon leaves his house, and will stop at the end of his work day, and on the day of his return, when he arrives at his house.

All other terms and conditions of the Agreement dated October 1, 1994, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been signed by the duly authorized members of the Executive Committee of Dart and by Contractor as of the date first above written.

                                           DART GROUP CORPORATION


                                       By:/s/ L.D. Schafran
                                         ----------------------------
                                          L. G. Schafran
                                          Chairman, Executive Committee

                                       By:/s/ Bonita A. Wilson
                                         ----------------------------
                                          Bonita A. Wilson
                                          Member, Executive Committee

                                       By:/s/ Douglas M. Bregman
                                         ----------------------------
                                          Douglas M. Bregman
                                          Member, Executive Committee


                                         RPF, Inc.

                                       By:/s/ Robert A. Marmon
                                         ----------------------------
                                          Robert A. Marmon
                                          President